Exhibit 10.19

STOCKERYALE, INC.
AMENDMENT NO. 1 TO THE
2007 STOCK INCENTIVE PLAN

This AMENDMENT NO. 1 dated as of December 16, 2008 (this “Amendment”) to the StockerYale, Inc. 2007 Stock Incentive Plan (the “Plan”), is adopted by the Board of Directors on the date hereof. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Plan.

Pursuant to Section 10(d) of the Plan, the Board of Directors hereby amends Section 5(c) of the Plan by deleting it in its entirety and replacing it with the following:

(c) Exercise Price. The exercise price per share of each Option shall not be less than the closing price per share of the Common Stock as reported on the Nasdaq Global Market on the date of grant (or other market or exchange on which the Company’s securities are listed or quoted for trading).

Except as so amended, the Plan in all other respects is confirmed and ratified and shall remain and continue in full force and effect.

Adopted by the Board of Directors: December 16, 2008